UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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TRANSKARYOTIC THERAPIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of:

(1) a press release issued by Transkaryotic Therapies, Inc. on April 21, 2005;

(2) slides presented by Transkaryotic Therapies, Inc. and Shire Pharmaceuticals Group plc during a joint conference call and live webcast on April 21, 2005; and

(3) a memorandum distributed by Transkaryotic Therapies, Inc. to its employees on April 21, 2005.

Press release issued by Transkaryotic Therapies, Inc. on April 21, 2005.

Investor Contact	Media Contact
Justine Koenigsberg	Barbara Yates
(617) 349-0271	(781) 258-6153

FOR IMMEDIATE RELEASE

TKT ANNOUNCES AGREEMENT TO BE ACQUIRED BY SHIRE FOR $1.6 BILLION

Cambridge, MA, April 21, 2005 – Tranksaryotic Therapies, Inc. (NASDAQ: TKTX) today announced that it has signed a definitive agreement with Shire Pharmaceuticals Group plc. (LSE: SHP.L; NASDAQ: SHPGY; TSX: SHQ) under which Shire has agreed to acquire TKT.   Shire will pay $37 in cash for each share of TKT common stock, or approximately $1.6 billion, representing a 44% premium to $25.77, which is the last four week average of TKT’s closing share price.  Closing of this transaction is subject to, among other things, regulatory clearance and approval of the stockholders of each company. The transaction is expected to close in the third quarter of 2005.

Upon completion of the transaction the combined company will be a diversified business with small molecule drugs and protein therapeutics and will be positioned to build on each company’s commercial capabilities which employ small, focused sales forces to work with specialist physicians.

TKT offers significant expertise in the discovery, development, manufacturing and marketing of protein therapeutics.  TKT has the prospect of three commercial products in 2006.  Currently, TKT sells Replagal™ (agalsidase alfa), its enzyme replacement therapy for the treatment of Fabry disease and intends to introduce Dynepo™ (epoetin delta), its Gene-Activated® erythropoietin product for the treatment of anemia associated with renal disease in the European Union in the first half of 2006.  Recently, TKT completed a pivotal Phase III clinical trial evaluating iduronate-2-sulfatase (I2S), an enzyme replacement therapy for the treatment of Hunter syndrome.  The company expects to report top-line results for I2S in June 2005 and if positive, to file for regulatory approval in both the U.S. and Europe in the second half of 2005.

Shire Chief Executive Officer, Matthew Emmens, said, “This is an important and complementary acquisition that delivers on our strategy and brings to us a new, sustainable area of specialty pharmaceutical expertise in a market where there are only a small number of players.  We expect that TKT’s protein based drugs and clinical development pipeline based on a proven technology platform will enable us to diversify and broaden our revenue base, while continuing to grow our profits and further build our pipeline and platform for growth. We believe this acquisition positions us well for the near- and long-term. We are looking forward to the prospect of working with our new colleagues from TKT.”

TKT also announced that Michael J. Astrue, the company’s Chief Executive Officer, resigned as an officer and as a director of the company.  TKT’s Board of Directors appointed David D. Pendergast, Ph.D., to serve as President and Chief Executive Officer of TKT and elected him to the Board of Directors.   Dr. Pendergast, who was previously Chief Operating Officer of TKT, will assume this new role effective immediately.

“We are extremely gratified that Shire has recognized the value of our business and the dramatic progress we have made, particularly in the last two years,” said David D. Pendergast, Ph.D., Chief Executive Officer of TKT. “We believe the substantial resources and capabilities of Shire can accelerate the commercial opportunities of our products and future product candidates.”

- more -

In addition, Shire and TKT have entered into a license agreement under which TKT granted to Shire the right to manufacture, use, distribute and sell Dynepo outside of North America. The license will only take effect if the acquisition does not occur for specified reasons.

Warburg Pincus & Co. and certain of its affiliates, which together beneficially own approximately 14% of the outstanding shares of the common stock of TKT, have agreed, pursuant to a voting agreement with Shire, that they will vote all their shares in favor of the transaction at the meeting of TKT stockholders. If the merger agreement is terminated, however, including by TKT in order to accept an offer from a third party that the Board of Directors determines to be superior, the voting agreement also terminates.

SG Cowen & Co., LLC acted as financial advisor to TKT in connection with the transaction. SG Cowen & Co., LLC and Banc of America Securities LLC each delivered a fairness opinion to TKT.

Conference Call and Webcast:

TKT will participate on a conference call and webcast with the management of Shire today, Thursday, April 21, 2005 at 10:45 a.m. EDT to discuss the definitive agreement.  To participate by telephone, dial (866) 224-3295 or Standard International dial +44 (0) 1452 568 060, password: Shire.

A live audio webcast can be accessed on the TKT web site at www.tktx.com within the Investor Information section.

About TKT

TKT is a biopharmaceutical company primarily focused on researching, developing and commercializing treatments for rare diseases caused by protein deficiencies.   Within this focus, the company markets Replagal™, an enzyme replacement therapy for Fabry disease, and is developing treatments for Hunter syndrome and Gaucher disease. In addition to its focus on rare diseases, TKT intends to commercialize Dynepo™, its Gene-Activated® erythropoietin product for anemia related to kidney disease, in the European Union. TKT was founded in 1988 and is headquartered in Cambridge, Massachusetts, with additional operations in Europe, Canada and South America.   Additional information about TKT is available on the company’s website at http://www.tktx.com.

Important Additional Information Will Be Filed with the SEC

TKT plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about TKT, the transaction and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TKT by contacting Corporate Communications, 700 Main Street, Cambridge, MA 02139.

TKT, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding TKT’s directors and executive officers is contained in TKT’s Annual Report on Form 10-K for the year ended December 31, 2004, its proxy statement dated April 27, 2004, and its Current Reports on Form 8-K dated March 30, 2005 and April 15, 2005, each of which is filed with the SEC.  As of April 1, 2005, TKT’s directors and executive officers and their affiliates, including Warburg Pincus & Co., beneficially owned approximately 5,333,922 shares, or 15%, of TKT’s common stock.  All outstanding options for TKT common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $37 per share purchase price.   In addition, Shire has committed to maintaining TKT’s 2005 Management Bonus Plan, in which the company’s executive officers participate in accordance with its current terms in respect of the 2005 performance year.  Following the merger, Shire has agreed to provide certain retention and

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severance benefits to TKT’s employees, including its executive officers.  A more complete description will be available in the Proxy Statement when it is filed with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements regarding the proposed transaction between Shire and TKT, the company’s development of certain products, including Replagal, I2S and Dynepo, the timing of clinical trials, clinical trial results and regulatory filings, and statements regarding the company’s financial outlook, as well as statements about future expectations, beliefs, goals, plans or prospects, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions.  There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the stockholders of each company; the ability to consummate the transaction; whether any of the company’s products will achieve the commercial success anticipated by the company; whether competing products will reduce the market opportunity for such products; whether I2S will be safe and effective as a treatment for Hunter syndrome; whether GA-GCB will be safe and effective as a treatment for Gaucher disease; whether the company will be able to successfully complete clinical trials of its products; enrollment rates for clinical trials; whether the results of clinical trials, will be indicative of results obtained in later clinical trials; whether future clinical trials will be conducted and conducted on a timely basis; the ability of the company and its collaborators to successfully complete development of its products; the ability to manufacture sufficient quantities of its products to satisfy both clinical trial requirements and commercial demand; the timing of submissions to and decisions by regulatory authorities in the United States, Europe, Japan and other countries regarding clinical trials and marketing and other applications; whether the FDA and equivalent regulatory authorities grant marketing approval for the company’s products on a timeline consistent with the company’s expectations, or at all; the availability and extent of coverage from third party payors and the receipt of reimbursement approvals for the company’s products; whether competing products will reduce any market opportunity that may exist; results of litigation; whether the company will be successful in establishing European manufacturing for Dynepo; and other factors set forth under the caption “Certain Factors That May Affect Future Results” in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is on file with the SEC and which factors are incorporated herein by reference.  While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.

Gene-Activated® is a registered trademark and Replagal™ is a trademark of Transkaryotic Therapies, Inc. Dynepo™ is a trademark of Sanofi-Aventis.

###

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Slides presented by Transkaryotic Therapies, Inc. and Shire Pharmaceuticals Group plc during a joint conference call and live webcast on April 21, 2005.

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Marketed products

Shire

ONE DOSE DAILY ADDERALL XR CII

FOSRENOL® (lanthanum carbonate)

REPLAGAL Agalsidase Alfa For Injection

AGRYLIN® (anagrelide hydrochloride) CAPSULES OF 0.5 MG AND 1 MG

Carbatrol® carbamazepine EXTENDED-RELEASE capsules 100 mg · 200 mg · 300 mg

PENTASA

XAGRID®

Equetro™ carbamazepine extended-release Capsules

Reminyl™ GALANTAMINE HYDROBROMIDE

DYNEPO launch planned 2006

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[LOGO]	[LOGO]

Building on our specialty expertise

Shire acquires Transkaryotic Therapies Inc.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire’s Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to Health Canada’s suspension of ADDERALL XR® sales in Canada and the expected product approval dates of METHYPATCH® (MTS) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), SPD 480 (ulcerative colitis) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States, Shire’s ability to secure new products for development and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004

The following is a trademark of Shire or companies within the Shire Group, which is the subject of trademark registrations in certain territories: FOSRENOL®  (lanthanum carbonate).

Forward-Looking Statements - TKT

This presentation contains forward-looking statements regarding TKT’s development of certain products, including Replagal, I2S, GA-GCB, Dynepo, and the timing of clinical trials, clinical trial results and regulatory filings, and statements regarding TKT’s financial outlook, as well as statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions.  There are a number of important factors that could cause the company’s actual results to differ materially from those indicated by such forward-looking statements, including: whether any of the company’s products will achieve the commercial success anticipated by the company; whether competing products will reduce the market opportunity for such products; whether I2S will be safe and effective as a treatment for Hunter syndrome; whether GA-GCB will be safe and effective as a treatment for Gaucher disease; whether TKT will be able to successfully complete clinical trials of its products; enrollment rates for clinical trials; whether the results of clinical trials, will be indicative of results obtained in later clinical trials; whether future clinical trials will be conducted and conducted on a timely basis; the ability of TKT and its collaborators to successfully complete development of its products; the ability to manufacture sufficient quantities of its products to satisfy both clinical trial requirements and commercial demand, if approved; the timing of submissions to and decisions by regulatory authorities in the United States, Europe, Japan and other countries regarding clinical trials and marketing and other applications; whether the FDA and equivalent regulatory authorities grant marketing approval for the company’s products on a timeline consistent with TKT’s expectations, or at all; the availability and extent of coverage from third party payors and the receipt of reimbursement approvals for the company’s products; whether competing products will reduce any market opportunity that may exist; results of litigation; whether the company will be successful in establishing European manufacturing for Dynepo; and other factors set forth under the caption “Certain Factors That May Affect Future Results” in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is on file with the Securities and Exchange Commission and which factors are incorporated herein by reference.  While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.

Additional Information Will Be Filed with the SEC

TKT plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about TKT, the transaction and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TKT by contacting Corporate Communications, 700 Main Street, Cambridge, MA 02139.

TKT, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding TKT’s directors and executive officers is contained in TKT’s Annual Report on Form 10-K for the year ended December 31, 2004, its proxy statement dated April 27, 2004, and its Current Reports on Form 8-K dated March 30, 2005 and April 15, 2005, each of which is filed with the SEC.  As of April 1, 2005, TKT’s directors and executive officers and their affiliates, including Warburg Pincus Equity Partners, L.P., beneficially owned approximately 5,333,922 shares, or 15%, of TKT’s common stock.  All outstanding options for TKT common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $37 per share purchase price.   In addition, Shire has committed to maintaining TKT’s 2005 Management Bonus Plan, in which its executive officers participate, in accordance with its current terms in respect of the 2005 performance year.  Following the merger, Shire has agreed to provide certain retention and severance benefits to TKT’s employees, including its executive officers.  A more complete description will be available in the Proxy Statement when it is filed with the SEC.

Agenda

•	Acquisition Rationale	Matthew Emmens

•	Overview of platform and key products	David Pendergast

•	Financials	Angus Russell

•	Concluding remarks	Matthew Emmens

Shire’s strategy

TKT

•	Specialty pharmaceutical company	☒

•	Small and efficient sales forces	☒

•	Address the needs of the specialist physician	☒

•	Concentrate resources on lower risk projects with relatively fast development timelines	☒

•	Seek drugs with strong competitive position	☒

•	In-license / acquire products and projects with potential peak sales of $150 - $500 million	☒

•	Focus on products below ‘big pharma’ radar	☒

•	R&D capability and capacity	☒

Acquisition terms

•      All cash transaction

•      $37.00 per share (approximately $1.6 billion total)

•      21.6% premium to TKT’s closing price on April 20, 2005

•      Approximately 14% irrevocable undertaking received from TKT’s largest shareholder

•      Subject to shareholder and regulatory approvals by the shareholders of both companies, anticipated to close in summer of 2005

Expansion into protein therapeutics

•      Diversifies revenue base

•      Relatively low-risk therapeutic area

•      Mechanism of action well established

•      High success rate – low risk of development failure

•      Targets niche markets with high unmet needs

•      Orphan drugs = strong exclusivity position

•      Good platform for further product expansion

Adds new products

•      Two approved products

•      REPLAGAL

•      Fabry disease, sales of $77 million in 2004

•      Estimated current market is $190 million in Western Europe which is larger than the US market

•      DYNEPO

•      Approximately 65-70% is used in anemia renal disease

•      EPO market is currently >$2.3 billion in Europe

•      Launch planned 2006

•      Two new clinical projects

•      I2S

•      Hunter syndrome – Phase 3 results expected June 2005 (not a condition of closing)

•      Estimated launch in 2006

•      Estimated market is between $200 - $300 million

•      US 40%; EU 40% and RoW 20%

•      Availability of treatment could lead to increasing recognition of the disorder

•      GA-GCB

•      Gaucher disease – Phase 1/2 results expected 2H 2005

•      Anticipate 2008 introduction

•      Current market is approximately $840 million:

•      Western Europe 32%, Israel 22%; US 40% and RoW 6%

Marketed products

[LOGO]

Combined R&D Pipeline

	P1 / P2	P3	Registration*

MTS** (ADHD)			2005

SPD503 (ADHD)			2005

SPD476 (UC)			2005

I2S (Hunter syndrome)			2005

NRP104 (ADHD)			2006

SPD465 (ADHD)			2006

GA-GCB (Gaucher disease)		2006	2007

*anticipated registration

**METHYPATCH

Excellent strategic and business fit

•      Consistent with Shire’s specialty model

•      Provides attractive product portfolio

•      Targeted research on specific enzyme / protein replacement therapy

Complementary capabilities:

Shire	TKT

Shire’s commercialization, infrastructure and resources	Enzyme and protein R&D
Low technical risk

Small, specialized sales approach	Manufacturing expertise

Specialized sales approach

Attractive market dynamics

•      High unmet medical need

•      Limited number of competitors

•      Orphan product exclusivity:

•      7 years in US

•      10 years in EU

•      Below ‘big pharma’ radar

David Pendergast
TKT

Overview of platform and key products

Gene activation technology

•      Patented platform technology

•      Switches on normally ‘silent’ genes

•      To produce target protein

•      Replagal, Dynepo and GA-GCB produced by gene activation technology in human cells

•      Have identical amino acid and glycosylation patterns to natural proteins

•      The only human proteins available in their respective areas

•      Human proteins may offer advantages compared to those derived from animal cells

Replagal: Fabry Disease

•      What is Fabry Disease?

•      Serious, life-threatening, rare genetic disorder

•      Inherited metabolic disease due to a deficiency of the enzyme alpha-galactosidase A

•      Causes debilitating pain, kidney disease, heart disease and stroke

•      What is Replagal?

•      Fully human alpha-galactosidase A protein produced using gene activation technology

•      Enzyme replacement therapy to replace deficient alpha-gal with active enzyme to stop or ameliorate the clinical manifestations of Fabry disease

•      Administered at 0.2 mg/kg biweekly over a 40 minute infusion,

•      European launch commenced 4Q 2001

•      Approved in 34 countries outside the U.S., including the EU and Canada

•      How common is it?

•      Estimated 8,000  to 10,000 patients worldwide

•      What is the opportunity?

•      2004 Sales total $77.4 million; 2005 expected sales: $95 - $105 million

•      Co-orphan drug exclusivity for up to 10 years in Europe until 2011

•      Considerable growth potential in existing and new markets

Dynepo: Anemia

•      What is erythropoietin (EPO)?

•      Natural protein that regulates red blood cell production in properly functioning kidneys

•      Without sufficient amounts of EPO, oxygen is not adequately delivered throughout the body, resulting in anemia

•      Patients who suffer from anemia often feel fatigued and lethargic

•      What is Dynepo?

•      Protein to elevate and maintain red blood cell production

•      Produced by gene activation in human cells

•      Indicated for the treatment of anemia in patients with chronic renal failure (dialysis and pre-dialysis)

•      Subcutaneous and intravenous routes of administration

•      What is the opportunity?

•      Europe represents a greater than $2.3 billion market

•      Approved in EU and, subject to finalizing manufacturing arrangements, market introduction anticipated in 2006

I2S: Hunter Syndrome

•      What is Hunter Syndrome?

•      X-linked, rare genetic disorder

•      Deficiency of enzyme iduronate-2-sulfatase results in build up of toxic substrate in lysosomes (glycosaminoglycans)

•      Causes variety of debilitating symptoms including heart, airway, bone and liver abnormalities and CNS involvement in severe patients

•      Average age of diagnosis is 2-5 years; life expectancy ranges from 10-30 years

•      No cure or treatment at present; death usually occurs due to cardiac or respiratory disease

•      What is I2S?

•      Human iduronate-2-sulfatase produced by genetic engineering technology intended for long-term treatment of Hunter syndrome

•      Enzyme replacement therapy could potentially either stop or ameliorate the clinical manifestations of the disease

•      Phase 3 pivotal program completed; Top-line results expected in June 2005 and if positive, regulatory filings expected in 2H 2005

•      How common is it?

•      Target population estimated at 2,000 patients worldwide

•      What is the opportunity?

•      Anticipate $300 million market opportunity

•      No therapeutic competition; expected to be standard of care at diagnosis

•      Orphan Drug designation in both the US and Europe

GA-GCB: Gaucher Disease

•      What is Gaucher Disease?

•      Rare enzyme disorder due to deficiency of enzyme glucocerebrosidase (GCB)

•      Range of severity and may include liver and spleen enlargement, skeletal weakening, and disorders associated with low blood cell counts such as anemia

•      What is GA-GCB?

•      Human GCB produced using gene activation technology

•      Enzyme replacement treatment to replace deficient GCB with active to stop or ameliorate clinical manifestations

•      Phase I/II open-label study completed; Top-line results expected 2H 2005

•      Pivotal trial expected to commence in 2006, designed to support a commercial launch in 2008

•      How common is it?

•      Approximately 10,000 patients worldwide; Treated patients estimated at 4,000 worldwide

•      What is the opportunity?

•      $800 million market

•      Will be second enzyme replacement therapy expected to enter the market

•      No orphan drug exclusivity barriers to entry

Angus Russell
Chief Financial Officer

Financials

Valuation

•	Offer price per share	$37.00

•	Transaction Value(1)	$1.57	bn

•	Premium:
	Current price(2)	21.6%
	One month average(3)	43.6%

(1)              Based on an aggregate of 34.9 million basic shares outstanding, 2.5 million share equivalents from in-the-money options and 5.1 million shares from the exercise of TKT’s existing convertible bond

(2)              Based on TKT’s closing price on April 20, 2005

(3)              Based on TKT’s average closing price in the month prior to and including April 20, 2005

Enhances sales and EPS growth beyond 2007

•      Drives increasing growth medium to longer term

•      Ability to sustain Shire’s consistent operating margin performance

•      Modest cost savings

•      Cash and GAAP EPS neutral in the second full year of ownership post closing

Shire and TKT

Shire

•	Revenues	$1,363	m

•	Operating Income	$446	m

•	Net Income	$269	m

•	Cash Position	$1,458	m

TKT

•	Revenues	$78	m

•	Operating Loss	$(75	)m

•	Net Loss	$(66	)m

•	Cash Position	$155	m

Note:      Based on published audited accounts as of December 31, 2004; cash position represents an aggregate of cash and cash equivalents

Financial guidance and current trading

•      Shire continues to perform in line with the guidance given at its preliminary results announcement - Q1 results scheduled for April 29, 2005

•      Additional factors arising from the acquisition:

•      One time charge, on closing, of approx. $800 million relating mainly to the write-off, under US GAAP, of the intangible asset value associated with the acquired in-process R&D pipeline and some re-structuring costs

•      Cash consideration for the acquisition + working capital/product in-licensing requirements post completion to be financed from current cash resources of enlarged group, together with new bridging debt facility of $500 million

Matthew Emmens

Concluding remarks

Concluding remarks

•      Integration plan established

•      Delivers on Shire’s strategy

•      Broadens platform for growth

•      Enhances future opportunities

•      Diversifies revenue stream

•      Builds future value

•      Accelerates growth and earnings

Questions and answers

All

Memorandum distributed by Transkaryotic Therapies, Inc. to its employees on April 21, 2005.

Memo

To:	TKT Employees

From:	David Pendergast, Chief Executive Officer, TKT Matt Emmens, Chief Executive Officer, Shire

Date:	April 21, 2005

Subject:	TKT to become part of global specialty pharmaceutical company All-employee meeting today at 1:00 p.m EDT

Please join us today at 1:00 p.m. EDT for an all employee meeting.  The meeting will be held in the seminar room at TK8 and will be broadcast in the cafeteria at TK8 and at TK3/4.  For those not on site at either location, please call (888) 259-3839 in the U.S. and (706) 643-3456 outside of the U.S. and use passcode 5725286.

************************************************************************************************************

We are very pleased to announce today the planned acquisition of TKT by Shire, one of the world’s leading and fastest-growing specialty pharmaceutical companies.  This acquisition is an investment in TKT’s people, patients, research and products.

TKT’s Board of Directors and senior management team believe that becoming part of a more diverse but still specialized pharmaceutical company will bring great benefits to TKT, including additional financial strength, access to a broader infrastructure and the opportunity to leverage Shire’s specialist commercial experience.  In addition, TKT will be able to benefit from Shire’s R&D budget to increase or accelerate investment in clinical trials, product development and manufacturing.  In addition, DYNEPO will be retained in the combined company, where Shire’s existing infrastructure will enable direct commercialization and promotion in Europe.

For Shire, TKT brings complementary commercial and research and development capabilities as well as an additional platform for long-term growth into the next decade.  Shire values TKT’s expertise and it is important to stress to all TKT employees that it is Shire’s intention to retain, nurture and develop the exceptional talent within the combined organization.  In addition, Shire plans to invest in TKT’s locations in Massachusetts, as well as outside the U.S. The objective of the transaction is growth, and there will be many opportunities for employees from both companies to develop and broaden their careers in the newly expanded specialty pharmaceutical company.

Shire and TKT have a similar vision — to develop and market medicines that improve the quality of life for patients and their caregivers. As we learn more about each other, we hope you will appreciate the natural fit of both organizations.  Shire recognizes TKT’s exceptional expertise in creating protein therapeutics to treat patients with rare diseases, and TKT values the proven successes of the Shire team in bringing medicines through development to market.

Background on Shire

While well known as leaders in the treatment of Attention Deficit Hyperactivity Disorder (ADHD), Shire also owns or markets other significant products including XAGRID for thrombocythaemia, PENTASA for ulcerative colitis, 3TC for the treatment of HIV, and the recently-launched product FOSRENOL for hyperphosphatemia in end-stage renal disease that is already competing very effectively in the market against an established product from Genzyme.  Shire has an excellent track record of achieving regulatory success, with six approvals gained during 2004 alone.  To learn more about Shire and to access the press release issued this morning, please visit www.Shire.com.

Next steps

We expect the transaction to complete in the second half of this year.  Over the next several weeks we’ll begin planning how we can maximize the benefits of both our organizations. Teams comprising members from both TKT and Shire will be established to begin this planning process.   We will ensure a regular flow of communication to help answer the many questions you may have.

This is a great day in the history of both companies and it marks the opportunity for an exciting new future for the combined business and for individual careers.  In the meantime, as we work toward the close of this transaction, we must continue to maintain productivity and focus on achieving individual objectives as we work together to build this new force in the world of specialty pharmaceuticals.

Matthew Emmens and David Pendergast

Important Additional Information Will Be Filed with the SEC

TKT plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about TKT, the transaction and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TKT by contacting Corporate Communications.

TKT, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding TKT’s directors and executive officers is contained in TKT’s Annual Report on Form 10-K for the year ended December 31, 2004, its proxy statement dated April 27, 2004, and its Current Reports on Form 8-K dated March 30, 2005 and April 15, 2005, each of which is filed with the SEC.  As of April 1, 2005, TKT’s directors and executive officers and their affiliates, including Warburg Pincus Equity Partners, L.P., beneficially owned approximately 5,333,922 shares, or 15%, of TKT’s common stock.  All outstanding options for TKT common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $37 per share purchase price.   In addition, Shire has committed to maintaining TKT’s 2005 Management Bonus Plan, in which its executive officers participate, in accordance with its current terms in respect of the 2005 performance year.  Following the merger, Shire has agreed to provide certain retention and severance benefits to TKT’s employees, including its executive officers.  A more complete description will be available in the Proxy Statement when it is filed with the SEC.

Safe Harbor for Forward-Looking Statements

This memo contains forward-looking statements regarding the proposed transaction between Shire and TKT, the company’s development of certain products, including Replagal, I2S and Dynepo, the timing of clinical trials, clinical trial results and regulatory filings, and statements regarding the company’s financial outlook, as well as statements about future expectations, beliefs, goals, plans or prospects, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions.  There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the stockholders of each company; the ability to consummate the transaction; whether any of the company’s products will achieve the commercial success anticipated by the company; whether competing products will reduce the market opportunity for such products; whether I2S will be safe and effective as a treatment for Hunter syndrome; whether GA-GCB will be safe and effective as a treatment for Gaucher disease; whether the company will be able to successfully complete clinical trials of its products; enrollment rates for clinical trials; whether the results of clinical trials, will be indicative of results obtained in later clinical trials; whether future clinical trials will be conducted and conducted on a timely basis; the ability of the company and its collaborators to successfully complete development of its products; the ability to manufacture sufficient quantities of its products to satisfy both clinical trial requirements and commercial demand; the timing of submissions to and decisions by regulatory authorities in the United States, Europe, Japan and other countries regarding clinical trials and marketing and other applications; whether the FDA and equivalent regulatory authorities grant marketing approval for the company’s products on a timeline consistent with the company’s expectations, or at all; the availability and extent of coverage from third party payors and the receipt of reimbursement approvals for the company’s products; whether competing products will reduce any market opportunity that may exist; results of litigation; whether the company will be successful in establishing European manufacturing for Dynepo; and other factors set forth under the caption “Certain Factors That May Affect Future Results” in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is on file with the SEC and which factors are incorporated herein by reference.  While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.